                                                                      EXHIBIT 99

                                                              Investors Contact:
                                                                   Kathy Bayless
                                                         Chief Financial Officer
                                                                  (408) 576-2000
                                                                ir_web@komag.com

         KOMAG RETURNS TO NET PROFITABILITY IN THE FIRST QUARTER OF 2003


FOR IMMEDIATE RELEASE

SAN JOSE, California, April 23, 2003 -- Komag, Incorporated (Nasdaq: KOMG), the largest independent producer of thin-film media for disk drives, today announced the Company's return to net profitability, with $5.1 million of net income, or $0.21 per share on a fully diluted basis, in the first quarter of 2003.

The Company reported revenue of $105.5 million in the first quarter of 2003, up slightly from $104.5 million in the fourth quarter of 2002. The Company shipped 5.7% fewer finished disks, 16.7 million compared to the 17.7 million shipped in the fourth quarter of 2002. However, other disk revenue increased to $12.4 million in the first quarter of 2003 compared to $7.5 million in the fourth quarter of 2002. Other disk revenue includes textured aluminum substrates and single-sided disks.

Operating income was $8.3 million in the first quarter of 2003 compared to an operating loss of $24.6 million in the fourth quarter of 2002. Net income was $5.1 million in the first quarter of 2003 compared to a net loss in the fourth quarter of 2002 of $27.5 million. Earnings per share in the first quarter of 2003 was $0.21 per share based on 23.9 million fully diluted shares outstanding compared to a net loss per share in the fourth quarter of 2002 of $1.20 per share based on 22.9 million basic and diluted shares outstanding. Net and operating losses in the fourth quarter of 2002 included an impairment charge of $33.9 million to write off all goodwill as required under new accounting standards.

The Company was cash flow positive and ended the first quarter of 2003 with $36.3 million of cash, an increase of $12.8 million from the fourth quarter of 2002.

EBITDAR was $20.6 million in the first quarter of 2003 compared to $24.1 million in the fourth quarter of 2002 (see attached reconciliation of net income to EBITDAR). Gross margin decreased slightly from 23.3% in the fourth quarter of 2002 to 21.6% in the first quarter of 2003. The decrease in both the gross margin percentage and EBITDAR was primarily due to the lower finished disk shipments. In addition, the Company incurred costs during the first quarter of 2003 related to normally scheduled annual preventative factory maintenance.

FIRST QUARTER REVIEW

Total revenue increased fractionally from the fourth quarter of 2002 as the impact of lower finished disk shipments was offset by higher sales of other disk products. Finished disk shipments decreased 5.6% from the fourth quarter of 2002, which is less than the traditional seasonal reduction in the first quarter and in line with the Company's previous guidance. Sales to Western Digital accounted for 48% of total revenue in the first quarter of 2003, sales to Maxtor comprised 35% of total revenue and sales to Hitachi Global Storage Technologies and IBM together accounted for 16% of total revenue.

Sales of 60 and 80 GB per platter disks together represented 45% of Komag's first quarter 2003 shipment volume compared to 40% of Komag's fourth quarter of 2002 unit shipment volume. Sales of 40 GB per platter disks represented the majority of remaining unit shipment volume in the first quarter of 2003, as in the fourth quarter of 2002. In addition, the Company shipped in volume, 36 GB per platter 84 mm disks for high-end server drives.

T.H. Tan, Komag's chief executive officer announced, "We are pleased with the strength of our revenue and unit shipments in the first quarter. Our products are performing well and we are continuing to ship higher volumes of our advanced 60 and 80 GB per platter disks into our customers most advanced programs. We are transitioning to SAF (synthetic anti-ferromagnetic) media for certain 80 GB per platter applications and beyond. We continue on schedule with qualifications of next generation desktop, as well as high-end server applications."

Commenting further on operations, Mr. Tan added, "Our manufacturing operations were very efficient during the annual preventive maintenance, limiting factory down time and returning production quickly to optimal levels. In addition, we continued to make progress on increasing aluminum substrate supply both internally and from external suppliers."

"After our strong operating performance in the second half of 2002, we were pleased to be able to list our stock on the Nasdaq National Market in February 2003. As we begin 2003, we are proud of another strong quarter of operating performance that has resulted in bottom line net income," added Mr. Tan.

BUSINESS OUTLOOK

Based on traditional seasonal market trends, the Company would normally expect lower unit shipments and revenue in the second quarter compared to the first quarter. However, the Company believes that unit shipments and revenue could be relatively flat compared with the first quarter of 2003, because of the current demand from customers. Total volume shipments for the second quarter will depend in particular upon the strength of market demand for disks and drives in the second half of the quarter.

ABOUT KOMAG

Founded in 1983, Komag is the world's largest independent supplier of thin-film disks, the primary high-capacity storage medium for digital data. Komag leverages the combination of its world-class U.S. research and development center and Malaysian manufacturing operations to produce disks that meet the high-volume, stringent quality, low cost and demanding technology needs of its customers. By enabling rapidly improving storage density at ever-lower cost per gigabyte, Komag seeks to create extraordinary value for consumers of computers, enterprise storage systems and electronic appliances such as digital video recorders, game boxes and consumer electronic storage systems.

For more information about Komag, visit Komag's Internet home page at http://www.komag.com. The Investor section of the website provides a variety of financial and investor information, including an investor presentation. To request an investor packet, call Komag's Investor Relations at 408-576-2901.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements represent the Company's current judgment and include, but are not limited to the belief that unit shipments and revenue could be relatively flat, the continuing strong demand and high shipment volume of our disks, the Company's belief in its technology leadership and competitive advantage over other media producers, the ability to transition to synthetic anti-ferromagnetic media for certain 80 GB per platter applications, and to qualify next generation desktop, as well as high-end server applications, and the ability to increase aluminum substrate supply. The Company's actual results for future periods could differ materially from those projected in such forward-looking information. Factors that could cause actual results or the value of our stock to differ include, but are not limited to, market acceptance of the Company's newly listed stock, variability in demand for and average selling price of disks, the impact of demand variation on factory utilization, the Company's ability to achieve its operating yield, cost and profitability targets, the Company's ability to satisfy customer qualification requirements, the Company's ability to produce new generation disks in volume and the other factors described in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Komag undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                              KOMAG, INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (Unaudited)

                                                            SUCCESSOR          Successor          Predecessor
                                                             COMPANY            Company             Company
                                                           ------------       ------------       ------------
                                                           THREE MONTHS       Three Months       Three Months
                                                              ENDED              Ended              Ended
                                                           MAR 30, 2003       Dec 29, 2002       Mar 31, 2002
                                                           ------------       ------------       ------------
Net Sales                                                  $    105,515       $    104,508       $     61,365
Cost of Sales                                                    82,739             80,156             55,168
                                                           ------------       ------------       ------------
  Gross Profit                                                   22,776             24,352              6,197
     Gross Profit %                                                21.6%              23.3%              10.1%
Research, Development, and Engineering  Expense                   9,909              9,692              9,391
Selling, General, and Administrative Expense                      4,562              5,248              4,166
Amortization of Intangible Assets                                    --                 --              3,074
Restructuring/Impairment Charges                                     --             34,023                 --
                                                           ------------       ------------       ------------
  Operating Income (Loss)                                         8,305            (24,611)           (10,434)
Interest Income                                                     108                 66                 97
Interest Expense                                                 (3,385)            (3,327)                --
Other Income, Net                                                 1,057              1,322              3,035
                                                           ------------       ------------       ------------
  Income (Loss) Before Reorganization Costs, Income
     Taxes, Minority Interest/Equity Interest in Net
     Loss of Related Companies, and Cumulative Effect
     of Change in Accounting Principle                            6,085            (26,550)            (7,302)
Reorganization Costs, Net                                            --                 --                991
Provision for  Income Taxes                                       1,031                964                380
Minority Interest/Equity Interest in Net Loss
  of Related Companies                                               --                 --              1,509
                                                           ------------       ------------       ------------
  Income (Loss) Before Cumulative Effect
     of Change in Accounting Principle                            5,054            (27,514)           (10,182)
Cumulative Effect of Change in Accounting Principle                  --                 --            (47,509)
                                                           ------------       ------------       ------------
  Net Income (Loss)                                        $      5,054       $    (27,514)      $    (57,691)
                                                           ============       ============       ============
     Net Income (Loss) %                                            4.8%             (26.3%)            (94.0%)

Basic Net Income (Loss) Per Share                          $       0.22       $      (1.20)
                                                           ============       ============

Diluted Net Income (Loss) Per Share                        $       0.21       $      (1.20)
                                                           ============       ============

Basic Shares Outstanding                                         23,297             22,853
                                                           ============       ============

Diluted Shares Outstanding                                       23,934             22,853
                                                           ============       ============

NOTE: As a result of the adoption of fresh-start reporting on June 30, 2002, the financial statements for periods ending on or prior to June 30, 2002, ("predecessor company") are not comparable to the financial statements for periods ending after this date ("successor company"), primarily with regard to interest expense and other income.

NOTE: Upon emergence from chapter 11 on June 30, 2002, the Company had a significant change in the structure of stockholders' equity. Accordingly, earnings per share of the Predecessor Company are not presented, as the amounts are not meaningful.

                              KOMAG, INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                         Successor Company
                                                    ----------------------------
                                                    MAR 30, 2003    Dec 29, 2002
                                                    ------------    ------------
ASSETS                                              (Unaudited)       (Note 1)
     Cash and Cash Equivalents                      $     36,336    $     23,520
     Net Receivables                                      48,300          46,241
     Inventories                                          14,843          14,925
     Prepaid Expenses and Deposits                           359           2,288
                                                    ------------    ------------
          Total Current Assets                            99,838          86,974

     Property, Plant and Equipment, Net                  189,829         196,414
     Land and  Buildings Held for Sale                    24,600          24,600
     Other Intangible Assets, Net                          8,349           9,142
     Other Assets                                             70              70
                                                    ------------    ------------
     TOTAL ASSETS                                   $    322,686    $    317,200
                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

     Current Portion of Long-Term Debt              $     15,217    $     10,229
     Trade Accounts Payable                               34,410          35,371
     Other Liabilities                                    12,871          13,717
                                                    ------------    ------------
          Total Current Liabilities                       62,498          59,317

     Long-Term Debt                                      126,362         129,923

     Common Stock                                        172,135         172,108
     Deferred Stock-Based Compensation                    (1,444)         (2,229)
     Accumulated Deficit                                 (36,865)        (41,919)
                                                    ------------    ------------
     TOTAL STOCKHOLDERS' EQUITY                          133,826         127,960
                                                    ------------    ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $    322,686    $    317,200
                                                    ============    ============

NOTE 1: The Consolidated Balance Sheet at December 29, 2002 was derived from the audited financial statements.

                              KOMAG, INCORPORATED
                 Reconciliation of Net Income (Loss) to EBITDAR
                                  (Unaudited)

                                                     Three             Three
                                                     Months            Months
                                                     Ended             Ended
($ in millions)                                   Mar 30, 2003      Dec 29, 2002
                                                  ------------      ------------
Net income (loss)                                 $        5.1      $      (27.5)
Restructuring/impairment charges                             -              34.0
Interest expense                                           3.3               3.3
Other (income) loss                                       (1.1)             (1.4)
Provision for income taxes                                 1.0               1.0
Depreciation expense                                      10.6              11.4
Amortization expense                                       1.7               3.3
                                                  ------------      ------------
EBITDAR                                           $       20.6      $       24.1
                                                  ============      ============

EBITDAR is a measure of liquidity used by the Company and its debt holders to assess the cash flow generating capabilities of the Company's on-going operations.